EXHIBIT 99

REVOCABLE PROXY

PAVILION BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF PAVILION BANCORP, INC.

The undersigned shareholder of Pavilion Bancorp, Inc., a Michigan corporation (“Pavilion”), hereby constitutes and appoints _________________ and _________________, or either one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of Pavilion to be held at ~~Dominican Hall, Siena Heights University, 1247 East Siena Heights Drive~~the main office of Pavilion located at 135 East Maumee Streetin Adrian, Michigan, on ~~___________,~~March 11,2008, at 7:00 p.m., Eastern Time (the “Special Meeting”), all of the shares of Pavilion common stock that the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on the following proposals, which are described in the accompanying ~~Prospectus/Proxy Statement~~prospectus/proxy statement:

1.
The proposal to approve the Agreement and Plan of Merger dated as of October 2, 2007 and amended as of January 21, 2008, by and between First Defiance Financial Corp. and Pavilion Bancorp, Inc., and the transactions contemplated by that agreement, including the merger of Pavilion into First Defiance Financial Corp.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.
In their discretion, upon such other business incident to the conduct of the Special Meeting as may properly come before the Special Meeting and any adjournments or postponements thereof, including adjournment of the Special Meeting to allow for additional solicitation of shareholder votes in order to obtain the required vote to approve the Agreement and Plan of Merger and to approve the transactions contemplated by the Agreement and Plan of Merger.

Important:  Please sign and date this proxy on the reverse side.

This Revocable Proxy will be voted as directed by the undersigned shareholder.  If no direction is given, this Revocable Proxy will be voted FOR proposal 1.

All Proxies previously given by the undersigned are hereby revoked.  Receipt of the Notice of Special Meeting of Shareholders of Pavilion and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.

NOTE:  Please sign your name exactly as it appears on this Proxy.  Joint accounts require only one signature.  If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

Signature	Signature

Print or Type Name	Print or Type Name

Date	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAVILION.  PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

 ~~681681~~

IMPORTANT:  IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

 681681.7